Exhibit 99.1

Equity Bancshares, Inc.

PRESS RELEASE

Equity Bancshares, Inc. Reports First Quarter Results; Exhibiting Stability of Deposits and Continued Improvement in Asset Quality

Strong Tangible and Regulatory Capital Ratios; Granular Depositor Base With a High Level of Insured Deposits

WICHITA, Kansas, April 18, 2023 (GLOBE NEWSWIRE) – Equity Bancshares, Inc. (NASDAQ: EQBK), (“Equity”, “the Company”, “we,” “us,” “our”), the Wichita-based holding company of Equity Bank, reported net income of $12.3 million and $0.77 earnings per diluted share for the quarter ended March 31, 2023.

"Equity positioned itself to capture deposits to ensure balance sheet stability by adhering to previously established risk management guidelines in our loan and investment portfolios. During the quarter, Equity experienced steady deposits and have used that stability as a catalyst to grow and increase relationships with commercial customers” said Brad S. Elliott, Chairman and CEO, Equity Bancshares, Inc. “Equity is positioned to take advantage of opportunities through the potential economic downturn. We have high levels of regulatory and tangible capital, excellent credit quality, and expertise in mergers and acquisitions. We will look to be the partner of choice in our footprint.”

Mr. Elliott continued, “As a strong community bank, we have a conservative risk management philosophy toward managing concentrations across industries and geographies. As a result, we have a diversified, stable deposit base due to the same granularity we exhibit in our loan portfolio. Our balance sheet risk remains attractive, exhibited by our loan to deposit ratio of 77.7%. We have not taken outsized risks or over leveraged the balance sheet to artificially boost earnings in the short term. We will continue to be a stable and reliable financial expert to our customers and grow our tangible book value through prudent capital management.”

Notable Items:

•
Total deposits increased $46.1 million during the quarter or 4.4% linked quarter annualized while the Loan to Deposit ratio held flat at 77.7% as compared to 78.1% as of December 31, 2022.
•
Cash and cash equivalents increased $145.9 million during the quarter growing as a percentage of Total Assets to 4.9% in the first quarter as compared to 2.1% linked quarter.
•
Equity repurchased $9.6 million of common stock representing 2.0% of shares outstanding as of the end of the first quarter.
•
The Company’s loan growth, excluding PPP and branch sales, was $19.1 million, or 2.4% linked quarter annualized including 6.4% annualized growth within the commercial and commercial real estate portfolios.
•
Book Value per Common Share increased $1.29 linked quarter to $27.03, while Tangible Book Value per Common Share increased $1.29 to $22.96.
•
The ratio of non-performing assets to total assets improved 4bps linked quarter to 0.3%, and the ratio of Classified Assets to Bank Regulatory Capital remained relatively constant at 10.1% from 10.0%.

Financial Results for the Quarter Ended March 31, 2023

Net income allocable to common stockholders was $12.3 million, or $0.77 per diluted share, for the three months ended March 31, 2023, as compared to $11.6 million, or $0.72 per diluted share, for the three months ended December 31, 2022.

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The increase during the quarter was primarily driven by an increase in non-interest income of $760 thousand and a decrease in income tax expense of $1.1 million.

Net Interest Income

Net interest income was $39.1 million for the three months ended March 31, 2023, as compared to $42.0 million for the three months ended December 31, 2022, a decrease of $2.9 million, or 6.9%. The yield on interest-earning assets increased 27 basis points to 4.94%. The cost of interest-bearing deposits increased by 68 basis points during the quarter, moving from 1.05% at December 31, 2022, to 1.73% at March 31, 2023.

During the quarter, the Company enhanced its overall liquidity position by adding on-balance sheet cash, resulting in a three basis point adverse impact to net interest margin due to the increase in average earning assets and negligible impact to net interest income.

Average interest-bearing deposits moved up slightly during the quarter as the Company experienced a continued compositional shift from noninterest-bearing deposits into interest bearing categories. At March 31, 2023, non-interest bearing deposits declined $85.2 million from December 31, 2022 and $243.1 million from March 31, 2022. The majority of the decline over the last 12 months has been related to average balance declines primarily associated with spending excess liquidity from pandemic governmental support programs.

Provision for Credit Losses

During the three months ended March 31, 2023, there was a net release of $366 thousand compared to a net release of $151 thousand in the previous quarter. The release of provision for the quarter is the result of continued positive credit trends without realization of meaningful losses. The Company continues to estimate the allowance for credit loss with assumptions that anticipate slower prepayments rates and continued market disruption caused by elevated inflation, supply chain issues and the impact of monetary policy on consumers and businesses. For the three months ended March 31, 2023, we had net charge-offs of $377 thousand as compared to $501 thousand for the three months ended December 31, 2022.

Non-Interest Income

Total non-interest income was $9.1 million for the three months ended March 31, 2023, as compared to $8.3 million for the three months ended December 31, 2022, or an increase of 9.1%, quarter-over-quarter. The $760 thousand increase was primarily due to increases in bank owned life insurance of $825 thousand and other non-interest income of $530 thousand primarily consisting of asset quality improvements on previously acquired loan relationships, partially offset by decreases in gain on acquisition and branch sales of $422.

Non-Interest Expense

Total non-interest expense for the quarter ended March 31, 2023, was $33.7 million as compared to $35.2 million for the quarter ended December 31, 2022. The $1.5 million change was primarily due to decreases in advertising and business development of $744 thousand, data processing of $418 thousand and other non-interest expense of $308 thousand, partially offset by an increase in salaries and employee benefits of $579 thousand.

Income Tax Expense

At March 31, 2023, the effective tax rate for the quarter was 17.0% as compared to an annual rate of 17.9% in 2022. The reduction as compared to 2022 is associated with an increase in tax benefits related to the implementation of tax planning initiatives and associated reductions in state income tax expense offset by a reduction to tax credits when taken as a percentage of pre-tax income.

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PRESS RELEASE

Loans, Total Assets and Funding

Loans held for investment were $3.33 billion at March 31, 2023, increasing $19.1 million or 2.3% annualized, from December 31, 2022. Excluding the impact of PPP loans and loans sold in branch transactions, balances have increased $19.1 million, or 2.4% year-over-year. Included in the annual growth, is $36.3 million within the commercial and industrial and commercial real estate portfolios, or 6.4%. Total assets were $5.16 billion as of March 31, 2023 increasing $172.7 million or 3.4% from December 31, 2022.

Total deposits were $4.29 billion at March 31, 2023, increasing 4.3% annualized compared to previous quarter end. Of this balance, non-interest bearing accounts comprise approximately 23.6%. Advances from the FHLB declined $27.6 million to $111.2 million during the quarter, while borrowings from the Federal Reserve's Bank Term Funding Program increased to $140.0 million at March 31, 2023.

Asset Quality

As of March 31, 2023, Equity’s allowance for credit losses to total loans remained materially consistent at 1.4% as compared to December 31, 2022. Nonperforming assets were $17.1 million as of March 31, 2023, or 0.3% of total assets, compared to $18.2 million at December 31, 2022, or 0.4% of total assets. Non-accrual loans were $16.6 million at March 31, 2023, as compared to $17.6 million at December 31, 2022. Total classified assets, including loans rated special mention or worse, other real estate owned, excluding previous branch locations, and other repossessed assets were $59.9 million, or 10.1% of regulatory capital, up from $58.7 million, or 10.0% of regulatory capital as of December 31, 2022.

Capital

During the quarter, the Company realized expansion in both book and tangible capital, as well as book and tangible capital per share as dividends and costs incurred to repurchase shares were outpaced by earnings and partial recovery of the negative fair value mark on the investment portfolio.

The Company’s ratio of common equity tier 1 capital to risk-weighted assets was 12.2%, the total capital to risk-weighted assets was 16.0% and the total leverage ratio was 9.6% at March 31, 2023. At December 31, 2022, the Company’s common equity tier 1 capital to risk-weighted assets ratio was 12.3%, the total capital to risk-weighted assets ratio was 16.1% and the total leverage ratio was 9.6%.

The Company’s subsidiary, Equity Bank, had a ratio of common equity tier 1 capital to risk-weighted assets of 14.4%, a ratio of total capital to risk-weighted assets of 15.7% and a total leverage ratio of 10.8% at March 31, 2023. At December 31, 2022, Equity Bank’s ratio of common equity tier 1 capital to risk-weighted assets was 14.5%, the ratio of total capital to risk-weighted assets was 15.7% and the total leverage ratio was 10.8%.

Non-GAAP Financial Measures

In addition to evaluating the Company’s results of operations in accordance with accounting principles generally accepted in the United States of America (“GAAP”), management periodically supplements this evaluation with an analysis of certain non-GAAP financial measures that are intended to provide the reader with additional perspectives on operating results, financial condition and performance trends, while facilitating comparisons with the performance of other financial institutions. Non-GAAP financial measures are not a substitute for GAAP measures, rather, they should be read and used in conjunction with the Company’s GAAP financial information.

The efficiency ratio is a common comparable metric used by banks to understand the expense structure relative to total revenue. In other words, for every dollar of total revenue recognized, how much of that dollar is expended. To improve

Equity Bancshares, Inc.

PRESS RELEASE

the comparability of the ratio to our peers, non-core items are excluded. To improve transparency and acknowledging that banks are not consistent in their definition of the efficiency ratio, we include our calculation of this non-GAAP measure.

Return on average assets before income tax provision and provision for loan losses is a measure that the Company uses to understand fundamental operating performance before these expenses. Used as a ratio relative to average assets, we believe it demonstrates “core” performance and can be viewed as an alternative measure of how efficiently the Company services its asset base. Used as a ratio relative to average equity, it can function as an alternative measure of the Company’s earnings performance in relationship to its equity.

Tangible common equity and related measures are non-GAAP financial measures that exclude the impact of intangible assets, net of deferred taxes, and their related amortization. These financial measures are useful for evaluating the performance of a business consistently, whether acquired or developed internally. Return on average tangible common equity is used by management and readers of our financial statements to understand how efficiently the Company is deploying its common equity. Companies that are able to demonstrate more efficient use of common equity are more likely to be viewed favorably by current and prospective investors.

The Company believes that disclosing these non-GAAP financial measures is both useful internally and is expected by our investors and analysts in order to understand the overall performance of the Company. Other companies may calculate and define their non-GAAP financial measures and supplemental data differently. A reconciliation of GAAP financial measures to non-GAAP measures and other performance ratios, as adjusted, are included in Table 6 in the following press release tables.

Conference Call and Webcast

Equity’s Chairman and Chief Executive Officer, Brad Elliott, and Chief Financial Officer, Eric Newell, will hold a conference call and webcast to discuss first quarter results on Wednesday, April 19, 2023, at 10 a.m. eastern time or 9 a.m. central time.

A live webcast of the call will be available on the Company’s website at investor.equitybank.com. To access the call by phone, please go to this registration link, and you will be provided with dial in details. Investors, news media, and other participants are encouraged to dial into the conference call ten minutes ahead of the scheduled start time.

A replay of the call and webcast will be available two hours following the close of the call until April 26, 2023, accessible at investor.equitybank.com.

About Equity Bancshares, Inc.

Equity Bancshares, Inc. is the holding company for Equity Bank, offering a full range of financial solutions, including commercial loans, consumer banking, mortgage loans, trust and wealth management services and treasury management services, while delivering the high-quality, relationship-based customer service of a community bank. Equity’s common stock is traded on the NASDAQ Global Select Market under the symbol “EQBK.” Learn more at www.equitybank.com.

Special Note Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements reflect the current views of Equity’s management with respect to, among other things, future events and Equity’s financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “project,” “positioned,” “forecast,” “goal,” “target,” “would” and “outlook,” or the negative variations of those words or other comparable words of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about Equity’s industry, management’s

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beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond Equity’s control. Accordingly, Equity cautions you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although Equity believes that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. Factors that could cause actual results to differ materially from Equity’s expectations include COVID-19 related impacts; competition from other financial institutions and bank holding companies; the effects of and changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Federal Reserve Board; changes in the demand for loans; fluctuations in value of collateral and loan reserves; inflation, interest rate, market and monetary fluctuations; changes in consumer spending, borrowing and savings habits; and acquisitions and integration of acquired businesses; and similar variables. The foregoing list of factors is not exhaustive.

For discussion of these and other risks that may cause actual results to differ from expectations, please refer to “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in Equity’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 9, 2023, and any updates to those risk factors set forth in Equity’s subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. If one or more events related to these or other risks or uncertainties materialize, or if Equity’s underlying assumptions prove to be incorrect, actual results may differ materially from what Equity anticipates. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and Equity does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law. New risks and uncertainties arise from time to time and it is not possible for us to predict those events or how they may affect us. In addition, Equity cannot assess the impact of each factor on Equity’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements, expressed or implied, included in this press release are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that Equity or persons acting on Equity’s behalf may issue.

Investor Contact:

Chris Navratil

SVP, Finance

Equity Bancshares, Inc.

(316) 612-6014

cnavratil@equitybank.com

Media Contact:

John J. Hanley

SVP, Senior Director of Marketing

Equity Bancshares, Inc.

(913) 583-8004

jhanley@equitybank.com

Equity Bancshares, Inc.

PRESS RELEASE

Unaudited Financial Tables

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Table 1. Quarterly Consolidated Statements of Income
•
Table 2. Consolidated Balance Sheets
•
Table 3. Selected Financial Highlights
•
Table 4. Quarter-To-Date Net Interest Income Analysis
•
Table 5. Quarter-Over-Quarter Net Interest Income Analysis
•
Table 6. Non-GAAP Financial Measures

Equity Bancshares, Inc.

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TABLE 1. QUARTERLY CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(Dollars in thousands, except per share data)
	As of and for the three months ended
	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022
Interest and dividend income
Loans, including fees	$48,381	$46,149	$41,555	$36,849	$36,306
Securities, taxable	5,947	5,946	5,792	5,584	5,391
Securities, nontaxable	669	678	687	678	655
Federal funds sold and other	1,126	651	514	513	300
Total interest and dividend income	56,123	53,424	48,548	43,624	42,652
Interest expense
Deposits	13,821	8,013	4,403	2,183	1,722
Federal funds purchased and retail repurchase agreements	195	82	71	46	33
Federal Home Loan Bank advances	1,018	1,500	409	176	9
Federal Reserve Bank borrowings	135	—	—	—	—
Subordinated debt	1,844	1,798	1,721	1,653	1,599
Total interest expense	17,013	11,393	6,604	4,058	3,363

Net interest income	39,110	42,031	41,944	39,566	39,289
Provision (reversal) for credit losses	(366)	(151)	(136)	824	(412)
Net interest income after provision (reversal) for credit losses	39,476	42,182	42,080	38,742	39,701
Non-interest income
Service charges and fees	2,545	2,705	2,788	2,617	2,522
Debit card income	2,554	2,557	2,682	2,810	2,628
Mortgage banking	88	116	310	428	562
Increase in value of bank-owned life insurance	1,583	758	754	736	865
Net gain on acquisition and branch sales	—	422	—	540	—
Net gains (losses) from securities transactions	32	14	(17)	(32)	40
Other	2,287	1,757	2,452	2,538	2,405
Total non-interest income	9,089	8,329	8,969	9,637	9,022
Non-interest expense
Salaries and employee benefits	16,692	16,113	15,442	15,383	15,068
Net occupancy and equipment	2,879	2,919	3,127	3,007	3,170
Data processing	3,916	4,334	4,138	3,642	3,769
Professional fees	1,384	1,404	1,265	1,111	1,171
Advertising and business development	1,159	1,903	1,191	972	976
Telecommunications	485	517	487	442	470
FDIC insurance	360	360	340	260	180
Courier and postage	458	533	436	489	423
Free nationwide ATM cost	525	510	551	541	501
Amortization of core deposit intangibles	918	924	957	1,111	1,050
Loan expense	117	262	174	207	185
Other real estate owned	119	388	188	14	(1)
Merger expenses	—	68	115	88	323
Other	4,706	5,014	3,825	4,169	2,174
Total non-interest expense	33,718	35,249	32,236	31,436	29,459
Income (loss) before income tax	14,847	15,262	18,813	16,943	19,264
Provision for income taxes (benefit)	2,524	3,654	3,642	1,684	3,614
Net income (loss) and net income (loss) allocable to common stockholders	$12,323	$11,608	$15,171	$15,259	$15,650
Basic earnings (loss) per share	$0.78	$0.73	$0.94	$0.95	$0.94
Diluted earnings (loss) per share	$0.77	$0.72	$0.93	$0.94	$0.93

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Weighted average common shares	15,858,808	15,948,360	16,056,658	16,206,978	16,652,556
Weighted average diluted common shares	16,028,051	16,204,185	16,273,231	16,413,248	16,869,152

TABLE 2. CONSOLIDATED BALANCE SHEETS (Unaudited)

(Dollars in thousands)

	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022
ASSETS
Cash and due from banks	$249,982	$104,013	$155,039	$103,126	$89,764
Federal funds sold	384	415	374	458	286
Cash and cash equivalents	250,366	104,428	155,413	103,584	90,050
Available-for-sale securities	1,183,247	1,184,390	1,198,962	1,288,180	1,352,894
Held-to-maturity securities	1,944	1,948	—	—	—
Loans held for sale	648	349	1,518	1,714	1,575
Loans, net of allowance for credit losses(1)	3,285,515	3,265,701	3,208,524	3,175,208	3,194,987
Other real estate owned, net	4,171	4,409	10,412	12,969	9,897
Premises and equipment, net	104,789	101,492	100,566	101,212	103,168
Bank-owned life insurance	122,971	123,176	122,418	121,665	120,928
Federal Reserve Bank and Federal Home Loan Bank stock	33,359	21,695	24,428	21,479	19,890
Interest receivable	20,461	20,630	18,497	16,519	16,923
Goodwill	53,101	53,101	53,101	53,101	54,465
Core deposit intangibles, net	9,678	10,596	11,598	12,554	13,830
Other	86,466	89,736	94,978	93,971	100,016
Total assets	$5,156,716	$4,981,651	$5,000,415	$5,002,156	$5,078,623
LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits
Demand	$1,012,671	$1,097,899	$1,217,094	$1,194,863	$1,255,793
Total non-interest-bearing deposits	1,012,671	1,097,899	1,217,094	1,194,863	1,255,793
Demand, savings and money market	2,334,463	2,329,584	2,335,847	2,445,545	2,511,478
Time	939,799	814,324	673,670	651,363	612,399
Total interest-bearing deposits	3,274,262	3,143,908	3,009,517	3,096,908	3,123,877
Total deposits	4,286,933	4,241,807	4,226,611	4,291,771	4,379,670
Federal funds purchased and retail repurchase agreements	45,098	46,478	47,443	52,750	48,199
Federal Home Loan Bank advances and Federal Reserve Bank borrowings	251,222	138,864	186,001	80,000	50,000
Subordinated debt	96,522	96,392	96,263	96,135	96,010
Contractual obligations	19,372	15,218	15,562	15,813	17,307
Interest payable and other liabilities	32,446	32,834	32,729	37,572	35,422
Total liabilities	4,731,593	4,571,593	4,604,609	4,574,041	4,626,608
Commitments and contingent liabilities
Stockholders’ equity
Common stock	206	205	204	204	204
Additional paid-in capital	486,658	484,989	482,668	480,897	480,106
Retained earnings	150,810	140,095	130,114	116,576	102,632
Accumulated other comprehensive income (loss), net of tax	(101,238)	(113,511)	(120,918)	(77,426)	(50,012)
Treasury stock	(111,313)	(101,720)	(96,262)	(92,136)	(80,915)
Total stockholders’ equity	425,123	410,058	395,806	428,115	452,015
Total liabilities and stockholders’ equity	$5,156,716	$4,981,651	$5,000,415	$5,002,156	$5,078,623

(1) Allowance for credit losses	$45,103	$45,847	$46,499	$48,238	$47,590

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Equity Bancshares, Inc.

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TABLE 3. SELECTED FINANCIAL HIGHLIGHTS (Unaudited)
(Dollars in thousands, except per share data)
	As of and for the three months ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2023	2022	2022	2022	2022
Loans Held For Investment by Type
Commercial real estate	$1,746,834	$1,721,269	$1,655,646	$1,643,068	$1,552,134
Commercial and industrial	605,576	594,862	607,722	578,899	629,181
Residential real estate	563,791	570,550	573,431	578,936	613,928
Agricultural real estate	202,274	199,189	200,415	197,938	198,844
Agricultural	106,169	120,003	115,048	124,753	150,077
Consumer	105,974	105,675	102,761	99,852	98,413
Total loans held-for-investment	3,330,618	3,311,548	3,255,023	3,223,446	3,242,577
Allowance for credit losses	(45,103)	(45,847)	(46,499)	(48,238)	(47,590)
Net loans held for investment	$3,285,515	$3,265,701	$3,208,524	$3,175,208	$3,194,987

Asset Quality Ratios
Allowance for credit losses on loans to total loans	1.35%	1.38%	1.43%	1.50%	1.47%
Past due or nonaccrual loans to total loans	0.66%	0.72%	0.94%	0.78%	0.82%
Nonperforming assets to total assets	0.33%	0.37%	0.59%	0.74%	0.74%
Nonperforming assets to total loans plus other real estate owned	0.51%	0.55%	0.91%	1.14%	1.15%
Classified assets to bank total regulatory capital	10.09%	9.98%	11.03%	13.08%	17.12%

Selected Average Balance Sheet Data (QTD Average)
Investment securities	$1,185,482	$1,184,452	$1,272,414	$1,319,099	$1,397,421
Total gross loans receivable	3,305,681	3,275,284	3,240,998	3,216,853	3,195,787
Interest-earning assets	4,611,019	4,538,177	4,602,568	4,675,967	4,715,389
Total assets	4,994,417	4,930,231	4,988,755	5,067,686	5,108,120
Interest-bearing deposits	3,235,557	3,032,902	3,081,245	3,112,300	3,163,777
Borrowings	247,932	299,191	221,514	238,062	160,094
Total interest-bearing liabilities	3,483,489	3,335,557	3,302,759	3,350,362	3,323,871
Total deposits	4,279,451	4,185,904	4,283,855	4,340,196	4,393,879
Total liabilities	4,573,918	4,531,959	4,552,564	4,630,204	4,615,521
Total stockholders' equity	420,500	398,270	436,191	437,483	492,599
Tangible common equity*	356,053	332,820	369,746	368,505	422,418

Performance ratios
Return on average assets (ROAA) annualized	1.00%	0.93%	1.21%	1.21%	1.24%
Return on average assets before income tax and provision for loan losses*	1.18%	1.22%	1.49%	1.41%	1.50%
Return on average equity (ROAE) annualized	11.89%	11.56%	13.80%	13.99%	12.88%
Return on average equity before income tax and provision for loan losses*	13.97%	15.05%	16.99%	16.29%	15.52%
Return on average tangible common equity (ROATCE) annualized*	14.89%	14.74%	17.12%	17.60%	15.85%
Yield on loans annualized	5.94%	5.59%	5.09%	4.59%	4.61%
Cost of interest-bearing deposits annualized	1.73%	1.05%	0.57%	0.28%	0.22%
Cost of total deposits annualized	1.31%	0.76%	0.41%	0.20%	0.16%
Net interest margin annualized	3.44%	3.67%	3.62%	3.39%	3.38%
Efficiency ratio*	70.00%	70.47%	63.07%	64.38%	60.36%
Non-interest income / average assets	0.74%	0.67%	0.71%	0.76%	0.72%
Non-interest expense / average assets	2.74%	2.84%	2.56%	2.49%	2.34%

Capital Ratios
Tier 1 Leverage Ratio	9.60%	9.61%	9.46%	9.11%	9.07%
Common Equity Tier 1 Capital Ratio	12.21%	12.26%	12.15%	12.08%	11.81%

Equity Bancshares, Inc.

PRESS RELEASE

Tier 1 Risk Based Capital Ratio	12.83%	12.88%	12.77%	12.71%	12.43%
Total Risk Based Capital Ratio	16.00%	16.08%	15.99%	15.97%	15.66%
Total stockholders' equity to total assets	8.24%	8.23%	7.92%	8.56%	8.90%
Tangible common equity to tangible assets*	7.09%	7.02%	6.68%	7.32%	7.63%
Dividend payout ratio	10.49%	14.01%	10.78%	8.61%	8.58%
Book value per common share	$27.03	$25.74	$24.71	$26.58	$27.47
Tangible book value per common share*	$22.96	$21.67	$20.59	$22.42	$23.24
Tangible book value per diluted common share*	$22.83	$21.35	$20.33	$22.17	$22.95

* The value noted is considered a Non-GAAP financial measure. For a reconciliaiton of Non-GGAP financial meaures, see Table 6. Non-GAAP Financial Measures.

Equity Bancshares, Inc.

PRESS RELEASE

TABLE 4. QUARTER-TO-DATE NET INTEREST INCOME ANALYSIS (Unaudited)

(Dollars in thousands)

	For the three months ended			For the three months ended
	March 31, 2023			March 31, 2022
	Average Outstanding Balance	Interest Income/ Expense	Average Yield/Rate(3)(4)	Average Outstanding Balance	Interest Income/ Expense	Average Yield/Rate(3)(4)
Interest-earning assets
Loans (1)
Commercial and industrial	$577,452	$9,634	6.77%	$575,563	$7,761	5.47%
Commercial real estate	1,344,727	20,112	6.07%	1,190,128	13,451	4.58%
Real estate construction	404,016	6,695	6.72%	342,536	3,299	3.91%
Residential real estate	570,139	5,802	4.13%	632,581	5,665	3.63%
Agricultural real estate	202,901	3,114	6.22%	202,145	2,663	5.34%
Agricultural	100,251	1,478	5.98%	149,676	2,316	6.28%
Consumer	106,195	1,546	5.91%	103,158	1,151	4.53%
Total loans	3,305,681	48,381	5.94%	3,195,787	36,306	4.61%
Securities
Taxable securities	1,083,645	5,947	2.23%	1,285,942	5,391	1.70%
Nontaxable securities	101,837	669	2.67%	111,479	655	2.38%
Total securities	1,185,482	6,616	2.26%	1,397,421	6,046	1.75%
Federal funds sold and other	119,856	1,126	3.81%	122,181	300	1.00%
Total interest-earning assets	$4,611,019	56,123	4.94%	$4,715,389	42,652	3.67%
Interest-bearing liabilities
Demand, savings and money market deposits	$2,350,042	8,453	1.46%	$2,534,102	996	0.16%
Time deposits	885,515	5,368	2.46%	629,675	726	0.47%
Total interest-bearing deposits	3,235,557	13,821	1.73%	3,163,777	1,722	0.22%
FHLB advances	89,078	1,018	4.64%	9,943	9	0.38%
Other borrowings	158,854	2,174	5.55%	150,151	1,632	4.41%
Total interest-bearing liabilities	$3,483,489	17,013	1.98%	$3,323,871	3,363	0.41%

Net interest income		$39,110			$39,289
Interest rate spread			2.96%			3.26%

Net interest margin (2)			3.44%			3.38%

(1) Average loan balances include nonaccrual loans.
(2) Net interest margin is calculated by dividing annualized net interest income by average interest-earning assets for the period.
(3) Tax exempt income is not included in the above table on a tax-equivalent basis.

Equity Bancshares, Inc.

PRESS RELEASE

TABLE 5. QUARTER-OVER-QUARTER NET INTEREST INCOME ANALYSIS (Unaudited)

(Dollars in thousands)

	For the three months ended			For the three months ended
	March 31, 2023			December 31, 2022
	Average Outstanding Balance	Interest Income/ Expense	Average Yield/Rate(3)(4)	Average Outstanding Balance	Interest Income/ Expense	Average Yield/Rate(3)(4)
Interest-earning assets
Loans (1)
Commercial and industrial	$577,452	$9,634	6.77%	$594,221	$9,264	6.19%
Commercial real estate	1,344,727	20,112	6.07%	1,327,438	19,127	5.72%
Real estate construction	404,016	6,695	6.72%	367,935	5,827	6.28%
Residential real estate	570,139	5,802	4.13%	576,357	5,667	3.90%
Agricultural real estate	202,901	3,114	6.22%	200,492	3,353	6.64%
Agricultural	100,251	1,478	5.98%	104,146	1,443	5.50%
Consumer	106,195	1,546	5.91%	104,695	1,468	5.57%
Total loans	3,305,681	48,381	5.94%	3,275,284	46,149	5.59%
Securities
Taxable securities	1,083,645	5,947	2.23%	1,083,986	5,946	2.18%
Nontaxable securities	101,837	669	2.67%	100,466	678	2.68%
Total securities	1,185,482	6,616	2.26%	1,184,452	6,624	2.22%
Federal funds sold and other	119,856	1,126	3.81%	78,441	651	3.29%
Total interest-earning assets	$4,611,019	56,123	4.94%	$4,538,177	53,424	4.67%
Interest-bearing liabilities
Demand savings and money market deposits	$2,350,042	8,453	1.46%	$2,294,639	5,336	0.92%
Time deposits	885,515	5,368	2.46%	738,263	2,677	1.44%
Total interest-bearing deposits	3,235,557	13,821	1.73%	3,032,902	8,013	1.05%
FHLB advances	89,078	1,018	4.64%	155,964	1,500	3.82%
Other borrowings	158,854	2,174	5.55%	146,691	1,880	5.09%
Total interest-bearing liabilities	$3,483,489	17,013	1.98%	$3,335,557	11,393	1.36%

Net interest income		$39,110			$42,031
Interest rate spread			2.96%			3.31%

Net interest margin (2)			3.44%			3.67%

(1) Average loan balances include nonaccrual loans.
(2) Net interest margin is calculated by dividing annualized net interest income by average interest-earning assets for the period.
(3) Tax exempt income is not included in the above table on a tax-equivalent basis.

Equity Bancshares, Inc.

PRESS RELEASE

TABLE 6. NON-GAAP FINANCIAL MEASURES (Unaudited)
(Dollars in thousands, except per share data)
	As of and for the three months ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2023	2022	2022	2022	2022

Total stockholders' equity	$425,123	$410,058	$395,806	$428,115	$452,015
Less: goodwill	53,101	53,101	53,101	53,101	54,465
Less: core deposit intangibles, net	9,678	10,596	11,598	12,554	13,830
Less: mortgage servicing rights, net	151	176	201	226	251
Less: naming rights, net	1,033	1,044	1,054	1,065	1,076
Tangible common equity	$361,160	$345,141	$329,852	$361,169	$382,393
Common shares outstanding at period end	15,730,257	15,930,112	16,017,834	16,106,818	16,454,966
Diluted common shares outstanding at period end	15,822,536	16,163,253	16,225,591	16,289,635	16,662,779
Book value per common share	$27.03	$25.74	$24.71	$26.58	$27.47
Tangible book value per common share	$22.96	$21.67	$20.59	$22.42	$23.24
Tangible book value per diluted common share	$22.83	$21.35	$20.33	$22.17	$22.95

Total assets	$5,156,716	$4,981,651	$5,000,415	$5,002,156	$5,078,623
Less: goodwill	53,101	53,101	53,101	53,101	54,465
Less: core deposit intangibles, net	9,678	10,596	11,598	12,554	13,830
Less: mortgage servicing rights, net	151	176	201	226	251
Less: naming rights, net	1,033	1,044	1,054	1,065	1,076
Tangible assets	$5,092,753	$4,916,734	$4,934,461	$4,935,210	$5,009,001
Total stockholders' equity to total assets	8.24%	8.23%	7.92%	8.56%	8.90%
Tangible common equity to tangible assets	7.09%	7.02%	6.68%	7.32%	7.63%

Total average stockholders' equity	$420,500	$398,270	$436,191	$437,483	$492,599
Less: average intangible assets	64,447	65,450	66,445	68,978	70,181
Average tangible common equity	$356,053	$332,820	$369,746	$368,505	$422,418
Net income (loss) allocable to common stockholders	$12,323	$11,608	$15,171	$15,259	$15,650
Add: amortization of intangible assets	954	961	992	1,148	1,085
Less: tax effect of intangible assets amortization	200	202	208	241	228
Adjusted net income (loss) allocable to common stockholders	$13,077	$12,367	$15,955	$16,166	$16,507
Return on total average stockholders' equity (ROAE) annualized	11.89%	11.56%	13.80%	13.99%	12.88%
Return on average tangible common equity (ROATCE) annualized	14.89%	14.74%	17.12%	17.60%	15.85%

Non-interest expense	$33,718	$35,248	$32,236	$31,436	$29,459
Less: loss on debt extinguishment	—	—	—	—	—
Less: merger expense	—	68	115	88	323
Adjusted non-interest expense	$33,718	$35,180	$32,121	$31,348	$29,136
Net interest income	$39,110	$42,031	$41,944	$39,566	$39,289
Non-interest income	9,089	8,330	8,969	9,637	9,022
Less: net gain on acquisition and branch sales	—	422	—	540	—
Less: net gains (losses) from securities transactions	32	14	(17)	(32)	40
Adjusted non-interest income	$9,057	$7,894	$8,986	$9,129	$8,982
Net interest income plus adjusted non-interest income	$48,167	$49,925	$50,930	$48,695	$48,271
Non-interest expense to net interest income plus non-interest income	69.96%	69.99%	63.32%	63.89%	60.98%
Efficiency ratio	70.00%	70.47%	63.07%	64.38%	60.36%
Net income (loss) allocable to common stockholders	$12,323	$11,608	$15,171	$15,259	$15,650
Add: income tax provision	2,524	3,654	3,642	1,684	3,614
Add: provision (reversal) of credit losses	(366)	(151)	(136)	824	(412)

Equity Bancshares, Inc.

PRESS RELEASE

Pre-tax, pre-provision income	$14,481	$15,111	$18,677	$17,767	$18,852
Total average assets	$4,994,417	$4,930,231	$4,988,755	$5,067,687	$5,108,120
Total average stockholders' equity	$420,500	$398,270	$436,191	$437,483	$492,599
Return on average assets (ROAA) annualized	1.00%	0.93%	1.21%	1.21%	1.24%
Adjusted return on average assets	1.18%	1.22%	1.49%	1.41%	1.50%
Adjusted return on average equity	13.97%	15.05%	16.99%	16.29%	15.52%